Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-________) pertaining to the Director Stock Option Plan and the 1993 Stock Option Plan of O'Reilly Automotive, Inc. of our report dated February 16, 1998, with respect to the consolidated financial statements of O'Reilly Automotive, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP

Kansas City, Missouri
September 9, 1998